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                                                                     EXHIBIT 4.3


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 27, 2002



             Supplementing and Amending the Junior Subordinated Debt
                 Securities Indenture dated as of March 27, 2002



                        TRAVELERS PROPERTY CASUALTY CORP.

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee



               4.5% Convertible Junior Subordinated Notes Due 2032
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                  FIRST SUPPLEMENTAL INDENTURE dated as of March 27, 2002 (the
"Supplemental Indenture"), made and entered into by and between TRAVELERS PROPERTY CASUALTY CORP., a corporation organized and existing under the laws of the State of Connecticut having its principal office at One Tower Square, Hartford, CT 06183 (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation as trustee (together with its successors, the "Trustee").

                  WHEREAS the Company entered into an Indenture dated as of March 27, 2002 (the "Basic Indenture") with The Bank of New York, as the Trustee, for the purposes of issuing its unsecured subordinated debentures, securities, notes or other evidences of indebtedness to be issued in one or more series (the "Subordinated Debt Securities"), in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company;

                  WHEREAS the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to provide for a series of Subordinated Debt Securities denominated its "4.5% Convertible Junior Subordinated Notes Due 2032" (such Subordinated Debt Securities being referred to herein as the "Notes");

                  WHEREAS Section 9.1(8) of the Basic Indenture provides that without the consent of the Holders of Subordinated Debt Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture, in form satisfactory to the Trustee, to establish the form or terms of Subordinated Debt Securities of any series;

                  WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

                  WHEREAS all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

                  NOW, THEREFORE, and in consideration of the premises and purchase of the Subordinated Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Subordinated Debt Securities over any of the others by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise except as otherwise provided in the Basic Indenture or this Supplemental Indenture, as follows:

                  SECTION 1. The Basic Indenture is hereby amended, solely with respect to a series of securities that consists of the Notes, as follows:

                  (a) Section 3.5 of the Indenture is amended to add in the first line of the fifth paragraph, after the words "registration of transfer,", the following: "conversion,".

                  (b) Section 3.6 of the Indenture is amended to add in the second line of the third paragraph, after the words "pursuant to Section 11.4", the following: "or is about to be converted into shares of Class A Common Stock pursuant to Article XVI hereof".


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                  (c) Section 3.9 of the Indenture is amended to add in the
first line, after the words "surrendered for payment", the following:
"conversion,", to denote the words "submitted for redemption pursuant to Article XI hereof" in the last sentence as subclause (i) and to add, after such words, the following: "or (ii) converted pursuant to Article XVI."

                  (d) Section 4.1 of the Indenture is amended to add in the second line of the first paragraph, after the words "any surviving rights of", the following: "conversion or".

                  (e) Section 6.3 of the Indenture is amended to add as a new subclause (j) the following:

                  (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 16.6(j).

                  (f) Section 10.2 of the Indenture is amended to add in the third line of the first paragraph, after the words "for registration of transfer or exchange", the following: "or presented for conversion".

                  (g) Section 11.3 of the Indenture is amended to add as a new fourth paragraph the following:

                  If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Note surrendered for conversion during the period of 14 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

                  (h) Section 11.4 of the Indenture is amended to delete the word "and" at the end of subclause (5), to delete the period and to add "; and" to the end of subclause (6) and to add as new subclause (7) the following:

                           (7) that Notes called for redemption may be converted at any time prior to the close of business on the last Business Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will terminate.

                  (i) Section 1.1 of the Indenture is amended to add the following new definitions thereto, in the appropriate alphabetical sequence, as follows:

                  "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.


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                  "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 16.7, however, shares issuable on conversion of the Notes shall include only shares of the class designated as class A Common Stock of the Company at the date of this Indenture (the "Class A Common Stock") or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Conversion Price" means the initial conversion price specified in Section 16.1, as adjusted in accordance with the provisions of
Article XVI.

                  "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as traded on the New York Stock Exchange, or as reported on the principal national securities exchange upon which the Common Stock is listed or, if the Common Stock is not then listed on a national securities exchange, then as quoted on the Nasdaq National market.

                  "Distribution" means the distribution by Citigroup Inc. of shares of Common Stock to holders of Citigroup common stock in a transaction qualifying under Section 355 of the Internal Revenue Code of 1986, as amended.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  (j) The Indenture is amended by adding the following Article
Sixteen:

                                   ARTICLE XVI

                               CONVERSION OF NOTES

SECTION 16.1      Right To Convert.

         Subject to and upon compliance with the provisions of this Indenture (including the Company's right to elect a Cash Settlement as described below), unless the Company has redeemed or repurchased the Notes, each holder of Notes shall have the right, at his or her option, after March 27, 2003 and before 5:00 p.m., New York City time, on April 15, 2032, (except that, with respect to any Note or portion thereof which is called for redemption prior to such date, such right shall terminate before the close of business on the last Business Day immediately preceding the Redemption Date), if at that time the conditions described below are satisfied, to convert the principal amount of any Note held by such holder, or any portion of such principal amount which is $25 or an integral multiple thereof, at an initial conversion rate of 1.0808 shares of Class A Common Stock for each $25 principal amount of Notes (equivalent to

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an initial conversion price of $ 23.13 per share of Class A Common Stock), subject to adjustment as described below. A holder of Notes will not be entitled to any rights of a holder of Class A Common Stock until such holder of Notes has converted his or her Notes to shares of Class A Common Stock, and only to the extent such Notes are deemed to have been converted to shares of Class A Common Stock under this Article XVI.

                  Holders of Notes may surrender their Notes for conversion into shares of the Class A Common Stock during the period specified in the preceding paragraph only under any one of the following circumstances:

                  (a) a Holder may surrender its Notes for conversion into shares of Class A Common Stock if the average of the daily closing prices (as defined in Section 16.6(g)) of Class A Common Stock for the 20 consecutive trading days (as defined in Section 16.6(g)) immediately prior to the conversion date (as defined in Section 16.6(g)) is at least 20% above the Conversion Price on such conversion date.

                  (b) a Holder may surrender for conversion any Note called for redemption before the close of business on the last Business Day immediately preceding the Redemption Date.

                  (c) If the Company elects to:

                           (1) issue to all or substantially all holders of its outstanding shares of Class A Common Stock rights or warrants entitling such holders to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price (as defined in Section 16.6(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, or

                           (2) by dividend or otherwise, distribute to all holders of its Class A Common Stock and/or Class B Common Stock shares of any class of Capital Stock of the Company or any of its subsidiaries (other than any dividends or distributions to which Section 16.6(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in
                                 Section 16.6(c)) which exceeds 15% of the sum of (1) the product of the Current Market Price (determined as provided in Section 16.6(g)) of the Class A Common Stock on the Record Date with respect to such distribution multiplied by the number of shares of Class A Common Stock outstanding on such date and (2) product of the Current Market Price (determined as provided in
                                 Section 16.6(g)) of the Class B Common Stock on the Record Date with respect to such distribution multiplied by the number of shares of Class B Common Stock outstanding on such date, then the Company must notify the Holders of the Notes at least 10 Business Days prior to the ex-dividend date for such distribution. Once the Company has provided such notice, Holders

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     may surrender their Notes for conversion until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

                  (d) If the Company is party to any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or property or assets (including cash) with respect to or in exchange for such Class A Common Stock (other than if the property or assets consists of shares of voting common stock of the surviving or acquiring person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States, and such shares represent at least 95% of the aggregate fair market value (as determined by the Board of Directors) of the property), a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual effective date of such transaction.

                  (e) A Holder may surrender any of its Notes for conversion if the long-term credit ratings assigned to the Notes by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") are reduced to or below Ba1 or BB+, respectively, or if either Moody's or S&P, or their successors, no longer rates the Notes.

SECTION 16.2 Exercise of Conversion Privilege; Issuance of Class A Common Stock on Conversion; No Adjustment for Interest or Dividends.

         To exercise, in whole or in part, the conversion privilege with respect to any Note, the holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained for that purpose by the Company pursuant to
Section 10.2 (the "Conversion Agent"), accompanied by the funds, if any, required by the last paragraph of this Section 16.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the Conversion Agent that the holder of Notes elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 16.8. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Notes or his or her duly authorized attorney. The Holder of such Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than the same name as the registration of such Note.

         Subject to Section 16.3, as promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 10.2, a

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certificate or certificates for the number of full shares of Class A Common
Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article XVI. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Note of a denomination of an integral multiple greater than $25 is surrendered for partial conversion, and subject to Section 3.3, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 16.2 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Class A Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note is surrendered.

         Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date for any interest payment through the opening of business on the corresponding Interest Payment Date shall (unless such Note or portion thereof being converted has been called for redemption pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 11.4) after such Regular Record Date and before such Interest Payment Date be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and liquidated damages, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest or liquidated damages, if applicable, on the Notes. An amount equal to such payment (or the interest payment due, as the case may be) shall be paid by the Company on such Interest Payment Date to the holder of such Note at the close of business on such Record Date; provided, however, that if the Company defaults in the payment of interest or liquidated damages, if applicable, on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 16.2, no adjustment shall be made for interest and liquidated damages, if any, accrued on any Note converted or for dividends on any shares of Class A Common Stock issued upon the conversion of such Note as provided in this Article XVI.

SECTION 16.3      Right to Make Cash Settlement.

         Notwithstanding anything to the contrary contained in this Article XVI, from March 27, 2003, and until the next Business Day following the date of the Distribution (provided that the Distribution has not occurred by March 27, 2003), the Company may elect to make a cash settlement (a "Cash Settlement") in respect of any Notes surrendered for conversion by delivering notice to the Conversion Agent not more than five trading days after the Notes are


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surrendered. If the Distribution does not occur, the Company's option to elect a
Cash Settlement will continue.

         The amount of cash that a Holder of Notes will receive in the case of a Cash Settlement with respect to any Notes surrendered for conversion will be equal to the value of the underlying shares of Class A Common Stock as calculated by determining the product of (i) the then applicable conversion rate (which is equal to, for each $25 principal amount of Notes surrendered for conversion, $25 divided by the then prevailing Conversion Price) and (ii) the average of the closing price, as defined in Section 16.6(g), of the Class A Common Stock on the five trading days beginning two trading days after the Company's delivery of the notice to the Conversion Agent. The Company will pay the Cash Settlement as promptly as practicable after the completion of the five trading day period.

SECTION 16.4      Cash Payments in Lieu of Fractional Shares.

         Except as described in this Section 16.4, the Company will not make any payment or other adjustment for accrued interest on the Notes or dividends on any shares of Class A Common Stock issued upon conversation of any Note. No fractional shares of Class A Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of Class A Common Stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the Daily Market Price of the Class A Common Stock on the last trading day prior to the date of conversion.

SECTION 16.5      Conversion Price.

         The Conversion Price shall be as specified in Section 16.1, subject to adjustment as provided in this Article XVI. In the event that the Conversion Price is adjusted pursuant to the provisions of Section 16.6, the conversion rate shall be adjusted accordingly.

SECTION 16.6      Adjustment of Conversion Price.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Class A Common Stock in shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the Record Date (as defined in Section 16.6(g)) fixed for such determination and the denominator shall be the sum of such number of shares of Class A Common Stock and the total number of shares of Class A Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 16.6(a) is declared but

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not so paid or made, the Conversion Price shall again be adjusted to the
Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the outstanding shares of Class A Common Stock shall be subdivided or split into a greater number of shares of Class A Common Stock or the Company issues any shares of Capital Stock in connection with a reclassification of the Company's Class A Common Stock (other than the shares of Class A Common Stock issued by the Company to Citigroup Inc. within 30 days of the consummation of the offering of the Notes), the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Class A Common Stock shall be combined into a smaller number of shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) If the Company issues rights or warrants to all or substantially all holders of its outstanding shares of Class A Common Stock entitling such holders to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price (as defined in Section 16.6(g)) of the Class A Common Stock on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the Record Date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Class A Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Class A Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (d) (1) If the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness, cash or other assets (including securities,

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but excluding (i) any rights or warrants of a type referred to in Section
16.6(c), (ii) dividends and distributions paid exclusively in cash and (iii) dividends and distributions of the type described in Section 16.6(d)(2) below), then in each such case the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 16.6(g)) with respect to such distribution by a fraction the numerator of which shall be the Current Market Price (determined as provided in Section 16.6(g)) of the Class A Common Stock on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) on such date of the portion of the indebtedness, cash or other assets so distributed applicable to one share of Class A Common Stock and the denominator of which shall be the Current Market Price of the Class A Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event that the then Current Market Price minus the fair market value of the portion of the indebtedness, cash or other assets so distributed applicable to one share of Class A Common Stock is less than $1.00 or the fair market value of the portion of the indebtedness, cash or other assets so distributed applicable to one share of Class A Common Stock is greater than the then Current market Price, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of indebtedness, cash or other assets such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 16.6(d)(1) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Class A Common Stock pursuant to Section 16.6(g) to the extent possible.

         (2) If the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock shares of any class of Capital Stock of the Company or any of its subsidiaries or business units (other than (i) any dividends or distributions to which Section 16.6(a) applies and (ii) rights and warrants of a type referred to in Section 16.6(c)), then in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price then in effect by a fraction the numerator of which shall be the Current Market Price (determined as defined below) of the Class A Common Stock and the denominator of which shall be the sum of (A) the fair market value of the portion of the Capital Stock so distributed applicable to one share of Class A Common Stock plus (B) such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the tenth trading day after the date on which "ex-dividend trading" commences for the applicable dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other regional exchange or market on which the Class A Common Stock is then listed or quoted.

         For purposes of this Section 16.6(d)(2) only:


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         "fair market value" of the Capital Stock to be distributed to holders of Class A Common Stock means the average of the closing prices (as defined in Section 16.6(g)) of each share of such Capital Stock for the first ten trading days (as defined in Section 16.6(g)) after the date on which "ex-dividend trading" commences for the applicable dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other regional exchange or market on which the Class A Common Stock is then listed or quoted.

         "Current Market Price" of the Class A Common Stock means the average of the closing prices (as defined in Section 16.6(g)) of the Class A Common Stock for the first ten trading days (as defined in Section 16.6(g)) after the date on which "ex-dividend trading" commences for the applicable dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other regional exchange or market on which the Class A Common Stock is then listed or quoted.

         In the event the Company elects to make a distribution described in the
(c) or (d) above, the Company will be required to give notice to the Holders of the Notes at least 10 Business Days before the ex-dividend date for such distribution and, upon the giving of such notice, the Notes may be surrendered for conversion at any time until the close of business on the Business Day before the ex-dividend date or until the Company announces that such distribution will not take place.

         Notwithstanding any other provision of this Section 16.6(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 16.6 (d) if the Company makes proper provision so that each holder of Notes who converts a Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Note into shares of Class A Common Stock.

         Rights or warrants distributed by the Company to all holders of Class A Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 16.6(d) (and no adjustment to the Conversion Price under this Section 16.6(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 16.6(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 16.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class A Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 16.6(d) and Sections 16.6(a) and (c), any dividend or distribution to which this Section 16.6(d) is applicable that also includes shares of Class A Common Stock, or rights or warrants to subscribe for or purchase shares of Class A Common Stock to which Section 16.6(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Class A Common Stock or rights or warrants to which
Section 16.6(c) applies (and any Conversion Price reduction required by this Section 16.6(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Class A Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 16.6(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 16.6(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 16.6(c) and (B) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 16.6(a)).

         (e) If the Company shall make a distribution (other than regular quarterly dividends paid by the Company) consisting exclusively of cash to all holders of its Class A Common Stock and/or Class B Common Stock (excluding any cash that is distributed upon a merger, share exchange or consolidation to which
Section 16.7 applies or as part of a distribution referred to in Section 16.6(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 16.6(e) has been made (excluding (i) a dividend of $1 billion declared in February 2002, payable to Citigroup in December 2002 in the form of a non-interest bearing note, (ii) a dividend of $3.7 billion declared in February 2002, payable to Citigroup in the form of a note, $150 million of which is payable in May 2004 and $3.55 billion of which is payable in February 2017 and (iii) a dividend of $395 million declared in March 2002, payable to Citigroup in March 2007 in the form of a note), and (2) the aggregate of any cash plus the fair market value

(as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Class A Common Stock and/or Class B Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to
Section 16.6(f) has been made, exceeds 15% of the sum of (1) the product of the Current Market Price (determined as provided in Section 16.6(g)) of the Class A Common Stock on the Record Date with respect to such distribution multiplied by the number of shares of Class A Common Stock outstanding on such date and (2) the product of the Current Market Price (determined as provided in Section 16.6(g)) of the Class B Common Stock on the Record Date with respect to such distribution multiplied by the number of shares of Class B Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the sum of the Current Market Price (determined as provided in Section 16.6(g)) of the Class A Common Stock on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 15% allocable to the shares of Class A Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) and (y) the number of shares of Class A Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price of the Class A Common Stock on the Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price of the Class A Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Class A Common Stock as to which the Company makes the election permitted by Section 16.6(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 16.6(e).

         (f) If a tender or exchange offer made by the Company or any of its subsidiaries for all or any portion of Class A Common Stock and/or Class B Common Stock expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 16.6(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of Class A Common Stock and/or Class B Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 16.6(e) has been made (excluding (i) a dividend of $1 billion declared in February 2002, payable to Citigroup in December 2002 in the form of a non-interest bearing note, (ii) a dividend of $3.7 billion declared in February 2002, payable to Citigroup in the form of a note, $150 million of which is payable in May 2004 and $3.55 billion of which is payable in February 2017 and (iii) a dividend of $395 million declared in March 2002, payable to Citigroup in March 2007 in the form of a note), exceeds 15% of the sum of (1) the product of the Current Market Price (determined as provided in Section 16.6(g)) of the Class A Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Class A Common Stock outstanding (including any tendered shares) as of the Expiration Time and (2) the product of the Current Market Price (determined as provided in Section 16.6(g)) of the Class B Common Stock as of the Expiration Time multiplied by the number of shares of Class B Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding (including any tendered shares) as of the Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Class A Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares of Class A Common Stock validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Class A Common Stock on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 16.6(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 16.6(f).

         (g) For purposes of this Section 16.6, the following terms shall have the meaning indicated:

                           (1) "Class B Common Stock" means any Common Stock of
the Company of the class not designated as Class A Common Stock as of the date of this Indenture.

                           (2) "closing price" with respect to any securities on
any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

                           (3) "conversion date" means any day on which a Holder
surrenders such Holder's Notes to the Conversion Agent for conversion pursuant to the procedures in this Section 16.6.

                           (4) "Current Market Price" means the average of the
daily closing prices per share of Class A Common Stock or Class B Common Stock, as the case may be, for the five consecutive trading days immediately prior to the date in question; provided, however, that if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 16.6(a), (b), (c), (d), (e) or (f) (or, in the case of the Class B Common Stock, would require an adjustment to the Conversion Price of the Notes if the Notes were convertible into shares of Class B Common Stock) occurs during such five consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is (or, in the case of the Class B Common Stock, would be) so required to be adjusted as a result of such other event. For purposes of any computation under Section 16.6(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Class A Common Stock or Class B Common Stock, as the case may be, for such day and the next two succeeding trading days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires (or, in the case of the Class B Common Stock, that would require) an adjustment to the Conversion Price pursuant to Section 16.6(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is (or, in the case of the Class B Common Stock, would be) so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock or the Class B Common Stock, as the case may be, trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Class A Common Stock or Class B Common Stock, as the case may be, means the first date on which the Class A Common Stock or Class B Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Class A Common Stock or the Class B Common Stock, as the case may be, trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are (or, in the case of the Class B Common Stock, would be) called for pursuant to this Section 16.6, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 16.6 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors. Notwithstanding the foregoing, prior to the Distribution, the Current Market Price of the Class B Common Stock at any time shall be deemed to be equal to the Current Market Price of the Class A Common Stock at such time.

                           (5) "fair market value" shall mean the amount which a
willing buyer would pay a willing seller in an arm's length transaction.

                           (6) "Record Date" shall mean, with respect to any
dividend, distribution or other transaction or event in which the holders of Class A Common Stock or Class B Common Stock, as the case may be, have the right to receive any cash, securities or other property or in which the Class A Common Stock or Class B Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           (7) "trading day" shall mean (x) if the applicable
security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 16.6(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes or for any other reason.

         The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Notes at his or her last address appearing on the Register of holders maintained for that purpose a notice of the reduction at least 14 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 16.6(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XVI shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

         (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Notes at his or her last address appearing on the Security Register of holders maintained for that purpose within 20 days after the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 16.6 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment.

         (l) For purposes of this Section 16.6, the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (m) No adjustment of the Conversion Price will be required to be made for the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Class A Common Stock under any such plan, and the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company, pursuant to any option, warrant or exercisable, exchangeable or convertible security outstanding as of the date hereof.

         (n) If the Company issues rights under its shareholder rights plan, there shall be no adjustment to the Conversion Price as a result of (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

         (o) In lieu of making any adjustment to the Conversion Price pursuant to Section 16.6(e), the Company may elect to reserve an amount of cash for distribution to the holders of Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Class A Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Notes into Class A Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 16.6(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount that the holders of Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Notes into Class A Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in U.S. Government Obligations with a maturity not more than three (3) months from the date of issuance. Upon conversion of Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Class A Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Note into Class A Common Stock, along with such holder's pro-rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this
Section 16.6(m), the Company shall give or shall cause to be given notice to all holders of Notes of such election, which notice shall state the amount of cash per $25 principal amount of Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Notes as a consequence of the Company having made such election.

SECTION 16.7      Effect of Reclassification, Consolidation, Merger or Sale.

         If any of the following events occur: (i) any reclassification or change of the outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock (each of the events described in (i), (ii) and (iii) being a "Fundamental Event"), then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Class A Common Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Class A Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Class A Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Class A Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 16.7, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XVI. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes at his or her address appearing on the Security Register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 16.7 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

         If this Section 16.7 applies to any event or occurrence, Section 16.6 shall not apply.

SECTION 16.8               Taxes on Shares Issued.

         The issue of share certificates on conversions of Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 16.9 Reservation of Shares; Shares to Be Fully Paid; Listing of Class A Common Stock.

         The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time into shares of Class A Common Stock as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Class A Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Class A Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Class A Common Stock issued upon conversion of Notes will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company further covenants that as long as the Class A Common Stock is traded on the New York Stock Exchange, or its successor, the Company shall cause all shares of Class A Common Stock issuable upon conversion of the Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of such exchange.

SECTION 16.10              Responsibility of Trustee.

         The Trustee shall not at any time be under any duty of responsibility to any holders of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 6.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XVI. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 16.7 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Notes upon the conversion of their Notes after any event referred to in such Section 16.7 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 16.11              Notice to Holders Prior to Certain Actions.

         If:

         (a) the Company declares a dividend (or any other distribution) on its Class A Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to
Section 16.6 as to which the Company has made an election in accordance with
Section 16.6(m)); or

         (b) the Company authorizes the granting to the holders of its shares of Class A Common Stock of rights or warrants entitling such holders to subscribe for or purchase shares of Class A Common Stock or any other rights or warrants (other than rights or warrants referred to in the fifth paragraph of Section 16.6(d)); or

         (c) there is any reclassification of the Class A Common Stock (other than a subdivision or combination of outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his or her address appearing on the Security Register maintained for that purpose as promptly as possible but in any event at least 14 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

                                -----------------


                  SECTION 2. This Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and this Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 3. All capitalized terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

                  SECTION 4. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 5. The recitals contained herein and in the Note, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this Supplemental Indenture or the Notes and shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                        TRAVELERS PROPERTY CASUALTY CORP.


                                        By:    /s/ Jay S. Benet
                                               Name: Jay S. Benet
                                               Title: Chief Financial Officer

                                        THE BANK OF NEW YORK

                                        By:    /s/ Geovanni Barris
                                               Name: Geovanni Barris
                                               Title:   Vice President

                                                                       EXHIBIT A

                             (Form of Face of Note)

                  This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any
Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. _________                                                CUSIP No. 89420G307
                                                             ISIN:___________

                        TRAVELERS PROPERTY CASUALTY CORP.

                   4.5% CONVERTIBLE JUNIOR SUBORDINATED NOTES
                                    DUE 2032

                  TRAVELERS PROPERTY CASUALTY CORP., a Connecticut corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay
to Cede & Co., or its registered assigns, the principal sum of $            on
April 15, 2032, and to pay interest on said principal sum from March 27, 2002, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, subject to the Company's right to defer payments of interest, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing July 15, 2002, at a rate of 4.5% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on January 1, April 1, July 1 or October 1 immediately preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments on this Global Note will be made to The Depository Trust Company, or to a successor Depositary. If pursuant to the Indenture the Notes are no longer represented by a Global Note, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to such Interest Payment Date and the principal of (and premium, if any) and the interest on this Note shall be payable, the transfer of the Notes will be registrable and the Notes will be exchangeable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Note Register.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by, such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                            (Form of Reverse of Note)

                  This Note is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of March 27, 2002 (the "Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 27, 2002, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable as provided in the Indenture. The Notes are limited in aggregate principal amount to $892,500,000.

                  The Company will have the right to redeem the Notes, in whole or in part, from time to time, on or after April 18, 2007, upon not less than 30 nor more than 60 days' notice. The redemption price for each $25 in principal amount of notes will be as set forth below (which shall be paid together with any accrued and unpaid interest to, but excluding, the redemption date):

           YEAR                           REDEMPTION PRICE
           ----                           ----------------
           2007 .............................$  25.5625
           2008..............................   25.4500
           2009..............................   25.3375
           2010..............................   25.2250
           2011..............................   25.1125
           2012 and thereafter...............   25.0000

                  If fewer than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by lot, or in its discretion, on a pro rata basis or by another method the Trustee considers fair and appropriate. If any
Note is to be redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued. If a portion of the Notes is selected for partial redemption and a Holder converts a portion of such Holder's Notes, the converted portion will be deemed to be of the portion selected for redemption.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of Holders of each Security then outstanding and affected thereby: change the fixed maturity of the Notes or reduce the principal amount thereof; reduce the rate or change the time of payment of interest thereon; reduce any premium payable upon the redemption thereof or change the time at which such security may or must be redeemed or repurchased; change the money in which such Note is payable; make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of Holders to receive payments of principal of, premium, if any, interest or liquidated damages, if any, on any of the Notes; make any change in the ability of the Holders to enforce their rights under the Indenture; reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture; or, except as permitted by the Indenture, increase any conversion price or modify the provisions of the Indenture relating to the conversion of the Notes in a manner adverse to Holders thereof. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, interest or liquidated damages, if any, on any of the Notes. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  Without the consent of the Holder of each Note so affected, no supplemental indenture or other amendment or waiver shall, except as permitted by the Indenture, increase the conversion price or modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                  The Company shall have the right at any time during the term of the Notes and from time to time to extend the interest payment period of such Notes for up to 20 consecutive interest periods (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest on such deferred interest payments at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law); provided, that no such Extended Interest Payment Period shall extend beyond the maturity of the Notes; and provided further that during any such Extended Interest Payment Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Notes. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

                  Subject to and upon compliance with the provisions of the Indenture, and subject to the Company's right to elect a Cash Settlement (as defined below), unless the Company has redeemed or repurchased the Notes, the registered holder of this Note has the right at any time after March 27, 2003 and prior to 5:00 p.m., New York City time, on April 15, 2032 (or in case this Note or any portion hereof is called for redemption prior to such date, before the close of business on the last Business Day immediately preceding the Redemption Date), if at that time the conditions for conversion contained in the Indenture have been satisfied, to convert the principal amount hereof, or any portion of such principal amount which is $25 or an integral multiple thereof, at an initial conversion rate of shares of class A common stock of the Company ("Class A Common Stock") for each $25 principal amount of Notes (equivalent to an initial conversion price of $ per share of Class A Common Stock, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Class A Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last trading day immediately preceding such Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a date in such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Class A Common Stock delivered on conversion. Holders may convert this Note during the period specified above only under any one of the following circumstances, as more fully described in the Indenture: (i) upon satisfaction of the Class A Common Stock closing price condition, (ii) if the Note is called for redemption, (iii) upon the occurrence of certain corporate transactions specified in the Indenture, (iv) upon the occurrence of certain credit ratings events specified in the Indenture and (v) upon the occurrence of certain consolidations, mergers, share exchanges or combinations of the Company as specified in the Indenture. In the event that the Conversion Price is adjusted as provided in the Indenture, the applicable conversion rate will be adjusted accordingly.

                  The Company shall not issue fractional shares or scrip representing fractions of shares of Class A Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the current market price, (as defined in the Indenture) of the Class A Common Stock on the last trading day prior to the date of conversion.

                  From March 27, 2003, and until the next Business Day following the date of the distribution by Citigroup Inc. of shares of Common Stock to holders of Citigroup Inc. common stock in a transaction qualifying under Section 355 of the Internal Revenue Code of 1986, as amended (the "Distribution") (provided that such Distribution has not occurred by March 27, 2003), the Company may elect to make a cash settlement (the "Cash Settlement") in respect of any Notes surrendered for conversion by delivering notice to the Conversion Agent not more than five trading days after the Notes are surrendered for conversion. If the Distribution does not occur, the Company's option to elect a Cash Settlement will continue.

                  The amount of cash that a Holder of Notes will receive in the case of a Cash Settlement with respect to any Notes surrendered for conversion will be equal to the value of the underlying shares of the Class A Common Stock as calculated by determining the product of (i) the then applicable conversion rate (which is equal to, for each $25 principal amount of Notes surrendered for conversion, $25 divided by the then prevailing Conversion Price) and (ii) the average of the closing price, as defined in the Indenture, of the Class A Common Stock on the five trading days beginning two trading days after the Company's delivery of the notice to the Conversion Agent. The Company will pay the Cash Settlement as promptly as practicable after the completion of the five trading day period.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Note Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            FORM OF CONVERSION NOTICE

To:  TRAVELERS PROPERTY CASUALTY CORP.

         The undersigned beneficial owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $25 or an integral multiple thereof) below designated, into shares of Class A Common Stock of Travelers Property Casualty Corp. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, liquidated damages, if any, and taxes accompanies this Note.

Dated:
                                                                -----------------------------------
Fill in for registration of shares if to be delivered, and      -----------------------------------
Notes if to be issued, other than to and in the name of the     -----------------------------------
beneficial owner                                                -----------------------------------
                                                                Signature(s)
(Please Print):
                                                                -----------------------------------
                                                                Principal amount to be converted
                                                                (if less than all):

           ---------------------------------------                                    $
                             Name                                                      -------

           ---------------------------------------              -----------------------------------
                       (Street Address)                         Social Security or other Taxpayer
                                                                Identification Number

           ---------------------------------------
                  (City, State and Zip Code)

Signature Guarantee:

-----------------------------------------

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Junior Subordinated Notes are to be delivered, other than to and in the name of the registered holder(s).

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         (I) or (we) assign and transfer this Note to


________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



         Your Signature:  _______________________________________________

              (Sign exactly as your name appears on the other side
                                  of this Note)

         Date:  ____________________________

         Medallion Signature Guarantee:  ________________________________







         Your Signature:  _______________________________________________

              (Sign exactly as your name appears on the other side
                                  of this Note)


         Date:  ____________________________

         Medallion Signature Guarantee:  ________________________________